FORM 8-A

UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NextEra Energy Capital Holdings, INC.

(Exact name of registrant as specified in its charter)

Florida (State of incorporation or organization)	700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000 (Address of principal executive offices, including zip code)	59-2576416 (I.R.S. Employer Identification No.)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Series H Junior Subordinated Debentures due June 15, 2072	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file numbers to which this form relates:  333-160987, 333-160987-01, 333-160987-02, 333-160987-03, 333-160987-04, 333-160987-05, 333-160987-06, 333-160987-07 and 333-160987-08.

Securities to be registered pursuant to Section 12(g) of the Act: None

The Commission is respectfully requested to send copies of all notices, orders and communications to:

Charles E. Sieving, Esq. Executive Vice President and General Counsel NextEra Energy, Inc. 700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000	Thomas R. McGuigan, Esq. Squire Sanders (US) LLP 1900 Phillips Point West 777 South Flagler Drive West Palm Beach, Florida 33401 (561) 650-7200	Robert J. Reger, Jr., Esq. Morgan, Lewis & Bockius LLP 101 Park Avenue New York, New York 10178 (212) 309-6000

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby is the Series H Junior Subordinated Debentures due June 15, 2072 (“Subordinated Debentures”) of NextEra Energy Capital Holdings, Inc., a Florida corporation (“NEE Capital”).  The Subordinated Debentures are unconditionally and irrevocably guaranteed by NextEra Energy, Inc., a Florida corporation (“NEE”), on a subordinated basis as set forth in the Indenture (For Unsecured Subordinated Debt Securities), dated as of September 1, 2006, among NEE Capital (formerly known as FPL Group Capital Inc), NEE (formerly known as FPL Group, Inc.) and The Bank of New York Mellon (formerly The Bank of New York), as trustee, relating to NEE Capital’s unsecured subordinated debt securities (“Subordinated Indenture”).  The Subordinated Indenture is incorporated by reference to Exhibit 4(a) to NEE’s Form 8-K dated September 19, 2006 (File No. 1-8841).

For a description of the Subordinated Debentures, reference is made to Registration Statement Nos. 333-160987, 333-160987-01, 333-160987-02, 333-160987-03, 333-160987-04, 333-160987-05, 333-160987-06, 333-160987-07 and 333-160987-08 (collectively, “Registration Statement No. 333-160987”) on Form S-3 filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, on August 3, 2009 by NEE, NEE Capital, Florida Power & Light Company, FPL Group Capital Trust II, FPL Group Capital Trust III, FPL Group Trust I, FPL Group Trust II, Florida Power & Light Company Trust I and Florida Power & Light Company Trust II, which description is incorporated herein by reference.

Item 2.    Exhibits.

Exhibit	Description

1.

Indenture (For Unsecured Subordinated Debt Securities), dated as of September 1, 2006, among NEE Capital, NEE (as Guarantor) and The Bank of New York Mellon (as Trustee), relating to NEE Capital’s Unsecured Subordinated Debt Securities (incorporated herein by reference to Exhibit 4(a) to NEE’s Form 8-K dated September 19, 2006, File No. 1-8841).

2.

Form of Officer’s Certificate relating to NEE Capital’s Junior Subordinated Debentures, including form of Junior Subordinated Debentures (incorporated herein by reference to Exhibit 4(au) to Registration Statement No. 333-160987).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: June 13, 2012	NEXTERA ENERGY CAPITAL HOLDINGS, INC.

	By:	/s/ Paul I. Cutler
	Name:	Paul I. Cutler
	Title:	Vice President and Treasurer